UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2006

Encore Medical Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26538	65-0572565
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9800 Metric Blvd., Austin, Texas		78758
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 832-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 9, 2006, Encore Medical Corporation ("Encore") issued a press release (the "Press Release") announcing (among the other things discussed in Item 7.01 of this Report) that Brian T. Ennis, 51, was appointed Executive Vice President – President, Empi of Encore on August 1, 2006. Since March 2006, Mr. Ennis has served as President of the Empi business unit of Encore. Prior to joining Encore, Mr. Ennis was President of International at Wright Medical Group, an orthopedic medical device manufacturer, from 2001 to 2005 and held various marketing and management positions at Stryker Corporation prior to that.

Mr. Ennis will continue to serve under an employment agreement with Encore executed effective as of March 6, 2006, which provides for Mr. Ennis to serve until December 31, 2007, subject to early termination as provided in the agreement. The agreement provides for a base salary at a rate of not less than $275,000 per year, or at such greater rate as the Board of Directors of Encore shall from time to time determine, and an increase to $300,000 per year as of January 1, 2007, or such sooner date at the determination of the Chief Operating Officer of Encore. In addition, Mr. Ennis was granted options to purchase 200,000 shares of Encore common stock at $5.66 per share which options shall vest in three equal annual installments commencing on March 6, 2007.

Encore may terminate Mr. Ennis prior to the end of his employment term with or without cause at its sole discretion; provided, however, in the event termination is "without cause," Mr. Ennis will receive an amount equal to (i) if the termination is after one year from the date of the agreement (a) one year’s base salary and (b) an amount equal to the bonus that Mr. Ennis earned in the prior fiscal year of Encore, in addition to any accrued, but unpaid base salary, and (ii) if the termination is within one year from the date of the agreement, an amount equal to the monthly base salary amount times the number of months that Mr. Ennis has served under the agreement. In the event termination is "for cause" (as defined), Mr. Ennis will receive an amount equal to any accrued, but unpaid base salary. The agreement provides for the protection of Encore’s confidential information and intellectual property and that Mr. Ennis shall not, during his employment and for a period of one year following termination, compete with Encore, or solicit or hire any of Encore’s employees.

The Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference into Item 7.01 of this Report.

Item 7.01 Regulation FD Disclosure.

On August 9, 2006, Encore issued the Press Release announcing (among the other things discussed in Item 5.02 of this Report) that (1) the U.S. Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for Encore’s proposed acquisition by affiliates of the Blackstone Group (the "Proposed Acquisition") and (2) two purported class action lawsuits have been filed against Encore and its directors seeking to enjoin the Proposed Acquisition. The Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number Description

Exhibit 99.1 Press Release dated August 9, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encore Medical Corporation

August 9, 2006	By:	/s/ Harry L. Zimmerman

Name: Harry L. Zimmerman
Title: Executive Vice President - General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated August 9, 2006.